Contacts:
At Notify Technology Corporation:
Jerry Rice, Chief Financial Officer
Phone: 408-777-7927
jerry.rice@notifycorp.com

For Immediate Release

Notify Technology Reports Results for the First Fiscal Quarter Ended December 31, 2009

Total company revenue increases by 33% over the same quarter in prior year.

San Jose, CA, February 11, 2010 — Notify Technology Corporation (OTC BB: NTFY.OB) today announced financial results for its first fiscal quarter ended December 31, 2009.

Total fiscal first quarter revenue increased 33% to $1,796,645 in the three-month period ended December 31, 2009 from $1,349,261 during the same period in the prior year.  The net income for the three month period ended December 31, 2009 was $131,653 or $0.01 per diluted share. The company’s financial performance is a clear improvement from a net loss of $60,650, or $(0.00) per diluted share, reported for the same period in the prior year.

“It gives me great pleasure to report the financial results of our first fiscal quarter of 2010. We have been steadily making progress toward continued quarter to quarter profitability and increasing our available cash.  Not only have we achieved our third consecutive profitable quarter, but in September 2009, we also recorded our first profitable year,” said Paul DePond, President and Chief Executive Officer of the company. “The wireless smart phone market has shown unprecedented growth and new devices are entering the market at an astounding rate.  Business professionals continue to upgrade their traditional cell phone for a more feature rich smart phone thereby creating the need for our wireless products. We are pleased that both NotifyLink™ and NotifySync™ product revenues have continued to increase quarter to quarter in spite of the challenging economic conditions of the past year.”

The increase in net income for the fiscal first quarter was largely attributable to the 33% growth in the company’s total revenue over the same period in the prior year.  The company also experienced a 62% increase in cash and cash equivalents at December 31, 2009 as compared to cash and cash equivalents at December 31, 2008.  The company’s deferred revenue balance at December 31, 2009 was 24% higher than the comparable balance at December 31, 2008.  Management believes that this increase signifies that the company closed new contracts during fiscal 2009 and now again in fiscal 2010 at a rate faster than its old contracts expired, explaining the improvements on both the statement of operations and the balance sheet.

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Sales and marketing expenses were $715,990 in the three-month period ended December 31, 2009 compared to $562,249 in the three-month period ended December 31, 2008.  The increase was primarily the result of an increase in salary and commission expenses related to ongoing business and the launch of the new NotifySync™ product in January 2009.

The Company expended $453,850 for research and development in the three-month period ended December 31, 2009 compared to $479,915 in the three-month period ended December 31, 2008.

General and administrative costs increased to $485,184 in the three-month period ended December 31, 2009 compared to $329,919 for the three-month period ended December 31, 2008.  The increase was due to non-cash compensation expense due to option vesting, compensation expense, legal expenses, rent and depreciation.

About Notify Technology Corporation

Founded in 1994, Notify Technology Corporation, (OTC BB: NTFY.OB) is an innovative software company developing mobility products for organizations of all sizes. Notify’s wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and through authorized resellers internationally. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.

Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology Corporation that involve risks and uncertainties, including, but not limited to, statements regarding the changes in asset balances on the balance sheet, the significant of changes in the balance of deferred revenue, the launch of new wireless devices and product lines and the improving performance of the Company’s wireless products.  Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, Notify’s ability to deliver products and manage growth, its ability to continue to improve its existing products or develop new products or technologies, and its ability to maintain revenue growth as well as other risks.  In particular, management cannot predict future NotifyLink and NotifySync revenues with any accuracy and does not know whether NotifyLink and NotifySync revenues will continue to grow at the rates recently experienced, if at all.  Increasing NotifyLink and NotifySync revenues will require, among other things, continued investments in the Company’s sales and marketing organization and Notify has limited available cash resources to make these investments.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For further information about these factors that could affect Notify Technology's future results, please see the Company’s filings with the Securities and Exchange Commission.  Prospective investors are cautioned that forward-looking statements are not guarantees of performance.  Actual results may differ materially from management’s expectations.

(Financial Tables Follow)

NOTIFY TECHNOLOGY CORPORATION
CONDENSED STATEMENTS OF OPERATIONS

	Three-Month Periods
	Ended December 31,
	2009	2008
	(Unaudited)

Revenue:
Product sales	$1,796,645	$1,349,261
Total revenue	1,796,645	1,349,261

Cost of revenue:
Product cost	9,064	5,260
Royalty payments	1,991	34,188
Total cost of revenue	11,055	39,448
Gross profit	1,785,590	1,309,813

Operating expenses:
Research and development	453,850	479,915
Sales and marketing	715,990	562,249
General and administrative	485,184	329,919
Total operating expenses	1,655,024	1,372,083

Income (loss) from operations	130,566	(62,270)

Interest income (expense) and other, net	1,087	1,620
Net income (loss) before provision for income taxes	$131,653	$(60,650)

Provision for income taxes	—	—
Net income (loss)	$131,653	$(60,650)

Basic and diluted net income (loss) per share	$0.01	$(0.00)

Weighted average shares outstanding	14,075,662	14,075,662

Diluted weighted net income (loss) per share	$0.01	$(0.00)

Diluted weighted average shares outstanding	15,904,358	14,075,662

NOTIFY TECHNOLOGY CORPORATION
Condensed Balance Sheets

	Dec. 31,	Sept. 30,
	2009	2009
	Unaudited	Audited
Assets:
Current assets:
Cash and cash equivalents	$1,712,844	$1,565,447
Accounts receivable, net	1,208,823	810,543
Other assets	33,135	40,540
Total current assets	2,954,802	2,416,530
Non-current assets
Property and equipment, net	260,356	247,117
Lease deposits	15,602	15,602
Total non-current assets	275,958	262,719
Total assets	$3,230,760	$2,679,249
Liabilities and shareholders’ deficit
Current liabilities:
Current portion of capital lease obligation	$3,948	$4,142
Accounts payable	17,310	75,340
Accrued payroll and related liabilities	498,627	454,946
Deferred revenue	3,435,527	2,995,906
Other accrued liabilities	124,324	140,464
Total current liabilities	4,079,736	3,670,798
Long-term liabilities:
Long-term Deferred revenue	131,112	137,250
Long-term capital lease obligations	5,580	6,543
Total long-term liabilities	136,692	143,793
Total liabilities	4,216,428	3,814,591
Shareholders' deficit:
Preferred stock	—	—
Common stock	14,076	14,076
Additional paid-in capital	23,460,181	23,442,160
Accumulated deficit	(24,459,925)	(24,591,578)
Total shareholders’ deficit	(985,668)	(1,135,342)
Total liabilities and shareholders' deficit	$3,230,760	$2,679,249